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                                                                    Exhibit 23.2

                                AUDITOR'S CONSENT


We have issued our report dated July 31, 2003, accompanying the consolidated financial statements appearing in the Annual Report of Cyberguard Corporation and Subsidiary on Form 10-K/A for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Cyberguard Corporation and Subsidiaries on Form S-3, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Fort Lauderdale, Florida
May 13, 2004

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                                AUDITOR'S CONSENT


We have issued our report dated January 21, 2004, accompanying the consolidated financial statements of Snapgear, Inc. and subsidiary on form 8-K/A for the year ended June 30, 2003 and for the period from October 1, 2001 (inception) to June 30, 2002 as filed by CyberGuard on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statement of Cyberguard Corporation and Subsidiaries on Form S-3, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

Salt Lake City, Utah
May 13, 2004